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Exhibit 23

ACCOUNTANTS' CONSENT

The Board of Directors
Tenet Healthcare Corporation:

We consent to the incorporation by reference in the Company's Registration Statements on Form S-3 (Nos. 33-57801, 33-57057, 33-55285, 33-62591, 33-63451, 333-17907, 333-24955, 333-21867, 333-26621, 333-41907 and 333-74640), Registration Statements on Form S-4 (Nos. 33-57485, 333-18185, 333-64157, 333-45700 and 333-74158) and Registration Statements on Form S-8 (Nos. 2-87611, 33-11478, 33-50182, 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482 and 333-74216) of our report dated March 12, 2004 with respect to the balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 2002 and December 31, 2002 and 2003, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years in the two-year period ended May 31, 2002, the seven-month transition period ended December 31, 2002 and the year ended December 31, 2003, and related consolidated financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Tenet Healthcare Corporation.

Our report refers to a change in the Company's accounting for goodwill and intangible assets effective June 1, 2002. Our report also refers to a change in the Company's accounting for stock options effective January 1, 2003 with retroactive restatement for the prior periods.

/s/ KPMG LLP
Los Angeles, California March 12, 2004

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  Exhibit 23
ACCOUNTANTS' CONSENT